                                                                      Exhibit 11



                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                         Years ended October 31,
                                                             ---------------------------------------------
                                                                   2000              1999             1998
                                                             ----------           -------          -------
Numerator:
  Net income (loss)                                          $  (25,426)          $ 7,483          $ 6,088
                                                             ==========           =======          =======

Denominator:
  Weighted average common shares outstanding                     17,467            17,357           17,366
  Net effect of dilutive stock options - based on the
    Treasury stock method using average market price               - (a)               62              467
                                                             ----------           -------          -------
Weighted average common shares and common
  share equivalents                                              17,467            17,419           17,833
                                                             ==========           =======          =======


Basic earnings (loss) per share:                             $    (1.46)          $  0.43          $  0.35
                                                             ==========           =======          =======

Diluted earnings (loss) per share:                           $    (1.46)          $  0.43          $  0.34
                                                             ==========           =======          =======



(a) Stock options would be anti-dilutive for fiscal year 2000 and are therefore excluded from the denominator.